UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported:  December 4, 2007

APA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-16106	41-1347235
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5480 Suite 120 Nathan Lane North, Plymouth, MN  55442
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 476-6866

(Former name, former address and former fiscal year, if changed since last report):NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02	Results of Operations and Financial Condition

See Item 4.02(a)

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim

On November 29, 2007, the Audit Committee of the Board of  Directors of APA Enterprises, Inc., upon recommendation from management and after discussion with Grant Thornton LLP, the Company’s  independent registered public accounting firm, concluded that the previously issued Consolidated Balance Sheets as of March 31, 2007 and March 31, 2006 and Consolidated Statements of Cash Flows for the fiscal years ended March 31, 2007, March 31, 2006 and March 31, 2005 included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and the interim 10-QSB for the quarter ended June 30, 2007 should no longer be relied on because of the need to restate certain items set forth therein.

Attached as Exhibits 99.1 and 99.2 are schedules which set forth the effect of the restatement of certain line items on the Consolidated Balance Sheets as of March 31, 2007 and March 31, 2006 and quarter ended June 30, 2007 and on the Consolidated Statements of Cash Flows for the fiscal years ended March 31, 2007, March 31, 2006 and March 31, 2005, and the quarter ended June 30, 2007, respectively.

The Company plans to reflect the restatements in its Annual Report on Form 10-KSB for the transition period ended September 30, 2007 expected to be filed on or before December 29, 2007.  Changes to the Consolidated Balance Sheets are limited to reclassifying the carrying amounts of investments in securities to short-term investments from cash and cash equivalents.  Changes in the Consolidated Statements of Cash Flows will reflect the identification of purchases and sales of investments in securities as investing activities as well as the resulting increase or decrease in the carrying amount of cash and cash equivalents in each of the past three fiscal years.  The changes have no effect on the Company’s Consolidated Statements of Operations for any of the periods presented.

The Company has held in the past and currently holds investment grade securities, primarily Auction Rate Securities (“ARS”) that have interest rates set for short periods ranging from seven to 28 days, via auction. At the end of each interest period, the Company chooses to rollover the investments or redeem them.  A ‘market maker’ facilitates the redemption of the ARS.  Previously, we recorded our investments in ARS in cash and cash equivalents.  Based on a review of SEC staff interpretations and FASB Statement 115, “Accounting for Certain Investments in Debt and Equity Securities”, the Company has concluded that these investments should have been classified as short-term investments.  The short-term investments at March 31, 2007 are classified as available for sale and any unrealized gains or losses would be reported as other comprehensive income as a separate component of shareholder’s equity until realized or until a decline in fair value is determined to be other than temporary. As of this date the Company has not experienced a lack of market for these securities as they have come due for auction.

Item 9.01	Financial Statements and Exhibits
C.	Exhibits

Exhibit No. Description

99.1	Schedule of Consolidated Balance Sheets Line Item Reclassification

99.2	Schedule of Consolidated Statements of Cash Flows Line Item Reclassification

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 04, 2007	APA ENTERPRISES, INC.

	By	/s/ Bruce G. Blackey
Bruce G. Blackey,
Its: Chief Financial Officer